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                                                                     EXHIBIT 4.5


NEITHER THESE SECURITIES NOR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

                        CROSS MEDIA MARKETING CORPORATION


                      Warrant for the Purchase of Shares of
                                  Common Stock


                                                [INSERT NUMBER OF SHARES] Shares


         FOR VALUE RECEIVED, CROSS MEDIA MARKETING CORPORATION, a Delaware corporation (the "COMPANY"), hereby certifies that [INSERT NAME OF HOLDER] or registered assigns, (the "HOLDER") is entitled to purchase from the Company, subject to the provisions of this Warrant (the "WARRANT"), at any time on or after [INSERT INITIAL EXERCISE DATE] (the "INITIAL EXERCISE DATE"), and prior to 5:00 P.M., New York City time, on the ------ anniversary of the Initial Exercise Date (the "TERMINATION DATE"), ______________ fully paid and non-assessable shares of the Common Stock, $.001 par value, of the Company (the "COMMON STOCK"), at an initial exercise price of $____________ per share of Common Stock (the "INITIAL PER SHARE EXERCISE PRICE"). The number of shares of Common Stock to be received upon exercise of this Warrant and the price to be paid for each share of Common Stock are subject to possible adjustment from time to time as hereinafter set forth. The shares of Common Stock or other securities or property deliverable upon such exercise as adjusted from time to time are hereinafter sometimes referred to as the "WARRANT SHARES." The exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "PER SHARE EXERCISE PRICE." The Per Share Exercise Price is subject to adjustment as hereinafter provided.

         1. EXERCISE OF WARRANT.

         (a) This Warrant may be exercised in whole or in part, at any time, by its holder commencing on the Initial Exercise Date and prior to the Termination Date by presentation and surrender of this Warrant, together with the duly executed subscription form and representations and warranties attached at the end hereof, at the address set forth in Subsection 8(a) hereof, together, except as provided for under Subsection 1(b), with payment, by certified or official bank check or wire transfer payable to the order of the Company, of the product of (x) the Per Share Exercise Price multiplied by (y) the number of shares of Common
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Stock subject to (1) this Warrant or (2) the proportionate part thereof if exercised in part (such product, the "AGGREGATE EXERCISE PRICE.")

         (b) At the election of the holder, a holder may exercise all or any part of this Warrant on a "cashless" basis by presentation and surrender of this Warrant, together with the duly executed "cashless exercise" form (stating the maximum number (the "Maximum Number") of shares of Common Stock the holder desires to purchase in consideration of cancellation of Warrants in payment for such exercise) and representations and warranties attached at the end hereof. The number of shares of Common Stock a holder shall receive upon such exercise pursuant to this subsection 1(b) shall be equal to the difference between the Maximum Number and the quotient that is obtained when the product of the Maximum Number and the Per Share Exercise Price is divided by the then Market Price (as defined below) per share.

         For the purposes of this subsection 1(b), the "Market Price" shall mean the average Closing Bid Price for five (5) consecutive trading days ending with the trading day prior to the date upon which the holder provides notice under this subsection 1(b) (with appropriate adjustments for subdivisions or combinations of shares effected during such period), provided that if the prices referred to in the definition of Closing Bid Price cannot be determined for such period, "Market Price" shall mean the fair value of the Common Stock, as determined in good faith by the Company's Board of Directors. "Closing Bid Price" for each trading day shall be the reported per share closing bid price of the Common Stock, regular way, on the relevant Stock Market on such trading day, or, if there were no transactions on such trading day, the average of the reported closing bid and asked prices, regular way, of such security on the relevant Stock Market on such trading day. "Stock Market" shall mean the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean the Nasdaq National Market System or the Nasdaq SmallCap Market (collectively, "Nasdaq") or, if the Common Stock is not quoted on Nasdaq, shall mean the OTC Bulletin Board or, if the Common Stock is not quoted on the OTC Bulletin Board, shall mean the over-the-counter market as furnished by any NASD member firm selected from time to time by the Company for that purpose.

         (c) If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (along with the certificate for the Warrant Shares purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder (which, in the event of a "cashless exercise " pursuant to Section 1(b), shall equal the difference obtained by subtracting the aggregate number of Warrant Shares issuable upon exercise hereof and the Maximum Number of Warrant Shares) upon the same terms and conditions as herein set forth. Upon proper exercise of this Warrant, the Company promptly shall deliver certificates for the Warrant Shares to the Holder duly legended as authorized by the subscription form. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant; provided that the Company shall pay to the holder of the Warrant cash in lieu of such fractional shares.


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         2. RESERVATION OF WARRANT SHARES; FULLY PAID SHARES; TAXES. The Company
hereby represents that it has reserved, and until expiration of this Warrant agrees that it shall reserve, for issuance or delivery upon exercise of this Warrant, such number of shares of the Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant in full, and agrees that all Warrant Shares so issued and/or delivered will be validly issued, fully paid and non-assessable, and further agrees to pay all taxes and charges (other than income taxes) that may be imposed upon such issuance and/or delivery. The
Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which this Warrant is registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such tax or has established, to the satisfaction of the Company, that such tax has been paid or need not be paid.

         3. PROTECTION AGAINST DILUTION.

         (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares (each of (i) through (iii) an "Action"), then the Per Share Exercise Price shall be adjusted to be equal to the product of (i) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such Action and the denominator of which is the number of shares of Common Stock outstanding immediately following such Action, multiplied by (ii) the Per Share Exercise Price immediately prior to such Action. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         (b) Whenever the Per Share Exercise Price is adjusted pursuant to subsection 3(a), the number of Warrant Shares issuable upon payment of the Aggregate Exercise Price shall be adjusted to be equal to the product of the number of Warrant Shares issuable upon payment of the Aggregate Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Aggregate Exercise Price payable immediately prior to such adjustment and the denominator which shall be the Aggregate Exercise Price payable immediately after such adjustment.

         (c) In the event of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation,


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merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

         (d) No adjustment in the Per Share Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Exercise Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         (e) Whenever the Per Share Exercise Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Chief Financial Officer, or equivalent officer, of the Company shall prepare a certificate setting forth the Per Share Exercise Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holder.

         (f) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

         (g) Notwithstanding anything else contained herein to the contrary, the Per Share Exercise Price shall not be decreased to be equal to an amount less than the authorized par value of the Company as in effect at the time of the exercise of this Warrant under Section 1 hereof.


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         4. LIMITED TRANSFERABILITY. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.


         5. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, of indemnity reasonably satisfactory to the Company and, if requested by the Company, of a bond reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         6. INVESTMENT INTENT.

         (a) The Holder represents, by accepting this Warrant, that he understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder is (i)an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act"), or (ii) has, either alone or with such Holder's purchaser representative as that term is defined in Rule 501 of the Act, such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of an investment in this Warrant. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that he must bear the economic risk of his investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless as exemption from such registration is available.

         (b) The Holder, by his acceptance of this Warrant, represents to the Company that he is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

         7. STATUS OF HOLDER. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in


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respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

         8. NOTICES. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

         (a) the Company at 410 Park Avenue, Suite 830, New York, New York 10022 or such other address as the Company has designated in writing to the Holder; or

         (b) the Holder at [Insert Address].

or such other address as the Holder has designated in writing to the Company.

         9. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         10. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereof.


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         IN WITNESS WHEREOF, Ronald Altbach acting for and on behalf of the
Company, has executed this Warrant and causing such Warrant to be attested by its Secretary or Assistant Secretary as of [Insert Date].

                                      CROSS MEDIA MARKETING CORPORATION


                                      By:---------------------------------------
                                         Name:   Ronald Altbach
                                         Title:  Chief Executive Officer
ATTEST:


--------------------------------
Secretary or Assistant Secretary





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                                  SUBSCRIPTION

         The undersigned, ____________________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise the within Warrant to the extent of purchasing _____________________ shares of Common Stock of Symposium Corporation thereunder and hereby makes payment of $_______________ by certified or official bank check in payment of the exercise price therefor.

Dated:_______________                 Signature:_____________________________

                                      Address:_______________________________


                                CASHLESS EXERCISE


The undersigned, ____________________________, pursuant to subsection 1(b) of the foregoing Warrant, hereby elects to exchange the foregoing Warrant for a Maximum Number of ________________ shares of Common Stock. The actual number of shares the undersigned shall receive shall be reduced pursuant to the subsection 1(b) of the Warrant.



 Dated:_______________              Signature:_____________________________

                                    Address:_______________________________




                         REPRESENTATIONS AND WARRANTIES

         The undersigned Holder hereby represents and warrants to the Company as follows:

         a. The Holder is acquiring the Warrant Shares for its own account, for investment purposes only and not with a view towards or in connection with public sale or distribution thereof. The Warrant Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act and in compliance with the applicable securities laws of any state or other jurisdiction, or pursuant to an opinion of counsel satisfactory to the Company that such registration is not required and such compliance has been obtained. The Company may affix an appropriate legend to any certificate(s) representing the Warrant Shares to reflect the foregoing.

         b. The Holder understands that the Warrant Shares are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and the compliance by the Holder with its representations and warranties set forth in


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this letter, in determining the availability of such exemption and the eligibility of the Holder to acquire the Warrant Shares.

         c. The Holder acknowledges that it has had access to the reports and other documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and that it has been given an opportunity to ask questions of, and to receive answers from, the Company's management personnel concerning the Company's business and the Warrant Shares. The Holder has been provided access to all materials relating to the business, financial position and results of operations of the Company, and all other materials requested by the Holder by enable it to make an informed investment decision with respect to the acquisition of the Warrant Shares. The Holder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company's securities.

         d. The Holder is, and upon exercise of the Warrant will be, (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind represented by the Warrant Shares, and (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Warrant Shares.

         e. The Holder understands that an investment in the Warrants involves a high degree of risk, and has the financial ability to bear the economic risk of this investment in the Warrants, including a complete loss of such investment. The Holder has adequate means for providing for its current financial requirements and has no need for liquidity with respect to this investment.

Date:_______________                            Signature:____________________

                                                Address:______________________







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                                   ASSIGNMENT

         FOR VALUE RECEIVED _______________________________________ hereby sells, assigns and transfers unto _____________________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________________, attorney, to transfer said Warrant on the books of Symposium Corporation.

Dated:_______________                    Signature:_____________________________

            Address:______________________________




                               PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED __________________________ hereby assigns and transfers unto _________________________ the right to purchase __________ shares of the Common Stock, par value $.001, of Symposium Corporation covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Warrant on the books of Symposium Corporation.

Dated:_______________                      Signature:___________________________

            Address:_____________________________




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